PIEZO INSTRUMENTS, INC. ANNOUNCES CLOSING OF ACQUISITION OF
                       OMNI MEDICAL HOLDINGS, INC.


     Salt Lake City, Utah - September 5, 2003 - Piezo Instruments, Inc. ("Piezo" or the "Company") (OTCBB: PEZO) announced the closing of the acquisition of a majority of the outstanding securities of Omni Medical Holdings, Inc., which changed its name to "Omni Medical of Nevada, Inc." on September 3, 2003 ("Omni"). Terms of the Agreement and Plan of Reorganization provided for Piezo to issue 16,000,000 post-split shares of its common stock to the shareholders of Omni for all of the outstanding common stock of Omni. Piezo will attempt to complete the acquisition of the remaining outstanding securities of Omni within the next 30 days.

     As part of the definitive agreement, and prior to closing, Piezo completed a reverse split of its outstanding securities of 14.5 to one, and certain principal stockholders of Piezo cancelled certain shares of their common stock so that all but 2,000,000 post-split shares of the outstanding common stock of Piezo remained outstanding. The 2,000,000 shares includes 500,000 newly issued "restricted securities" of Piezo that were issued to the canceling stockholders in consideration of the cancellation of their respective shares and their waiver of registration rights that were applicable to the cancelled shares, and 293,104 shares that are to be issued under a Consulting Agreement that will continue for a period of six months from the closing of the acquisition and shall be registered on Form S-8 of the Securities and Exchange Commission. Certain principal stockholders and those stockholders who will receive shares under the Consulting Agreement have agreed to lock-up/leak-out conditions that limit the resale of their shares of common stock to "broker's transactions" and quarterly volume limitations of 1% in the aggregate.

     Arthur D. Lyons was designated as the President, CEO and Secretary and a Director. Previously, he held these positions with Omni. Mr. Lyons' broad financial experience with such companies as Merrill Lynch, E.F. Hutton and Paine Webber have provided him with a solid background in the financial and investment fields. He holds a B.A. Degree in sociology with a minor in accounting from Samford University in Birmingham, Alabama, in 1979.

     Charles D. Arbeiter was designated as COO, Treasurer and a Director. Previously, he held these positions with Omni. Mr. Arbeiter has been active in the financial services industry since 1985 as a certified financial planner, district manager and registered investment advisor. He is currently responsible for a fifteen member financial planning practice in Rapid City and is active in both civic and professional organizations. He is a 1982 graduate of Sioux Falls (SD) College with a B.S. Degree in business.

     The Company plans to change its name to "Omni Medical Holdings, Inc." as soon as the requisite proxy or information statement can be filed with the Securities and Exchange Commission and mailed to stockholders.

     Additional information regarding the acquisition will be provided in the Company's 8-K Current Report that is due to be filed with the Securities and Exchange Commission in 15 days.

     Omni is a medical service company providing transcription, billing and collection services to healthcare providers throughout the United States. Based in Rapid City, South Dakota, Omni currently has offices in three states with 30 employees. Growth plans include both additional acquisitions in various medical service areas, as well as internal sales growth.

     This Press Release does not constitute an offer of any securities for sale.

***
     This Press Release may contain forward-looking statements, including the Company's beliefs about its business prospects and future results of operations. These statements involve risks and uncertainties. Among the important additional factors that could cause actual results to differ materially from those forward-looking statements are risks associated with the overall economic environment, the successful execution of the Company's plan of operation, changes in the Company's anticipated earnings, continuation of current contracts, changes in applicable regulations, and other factors detailed in the Company's filings with the Securities and Exchange Commission, including its most recent Forms 10-KSB and 10-QSB. In addition, the factors underlying Company forecasts are dynamic and subject to change and therefore those forecasts speak only as of the date they are given. The Company does not undertake to update them; however, it may choose from time to time to update them and if it should do so, it will disseminate the updates to the investing public.

Piezo Instruments, Inc.
Contact:  Thomas J. Howells, President
Telephone:  (801) 641-5452

Omni Medical Holdings, Inc.
Contact: Arthur D. Lyons, President
Telephone:  (605) 718-0380